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                                                                    EXHIBIT 10.7

                       FIRST AMENDMENT OF LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment") is entered into and effective as of the 31st day of December, 2003, by and among LESLIE CAREY, TRUSTEE, of the WESTBOROUGH LAND REALTY TRUST, u/d/t dated May 29, 1997, and recorded with the Worcester County Registry of Deeds in Book 18882, Page 317 (the "Trust"), and APPLIX, INC., a Massachusetts Corporation with a principal place of business at 289-291 Turnpike Road, Westborough, MA 01581 ("Applix").

         Reference is hereby made to a certain lease agreement dated on or about January 23, 2001 (the "Lease") by and between the Trust, as "Landlord" and Applix, as "Tenant" under which Applix is leasing the entirety of the building located at 289-291 Turnpike Road (the "Building");

         WHEREAS, Tenant, wishes to terminate its right to occupy a certain portion of the Premises containing approximately 8,107+/- rentable square feet, as more particularly shown on Exhibit A attached hereto (the "Returned Space") to Landlord effective December 31, 2003, and Landlord wishes to so recover the Returned Space contingent upon Landlord reletting it;

         WHEREAS, Applix wishes the Trust to enter into a new lease for the Returned Space directly with Bain Capital, L.L.C. ("Bain"), commencing January 1, 2004 (the "Bain Lease"), and Landlord so wishes to enter into the Bain Lease;

         WHEREAS, Applix and the Trust wish to further amend the Lease effective February 1, 2004 and to put into effect new lease terms, including a reduced premises and a reduced rent (the "Restructured Lease");

         NOW, THEREFORE, for good and valuable consideration this day paid each other, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties mutually agree as follows:

         (1) Subject to Paragraph 3 hereinbelow, the Trust and Applix agree to amend the Lease as follows:

                  (A) Article 1.1(d) and Article 2 of the Lease shall be amended as follows:

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                           Effective January 1, 2004 (the "Effective Date"),
                           Tenant shall vacate the Returned Space. The Premises shall be reduced by eliminating from it the Returned Space, and leaving unaffected the remaining portion of the Premises as shown in Exhibit B attached hereto (the "New Premises");

                  (B) Article 1.1(j) and Article 4 of the Lease shall be amended as follows:

                           As of the Effective Date, the Base Rent for the Term shall be reduced by the amount achieved by multiplying the area of the Returned Space by the then applicable rentable square foot Rate for the Returned Space (i.e., 8,107 x $28.00 = $226,996).
                           Subject to Landlord entering a lease for the Returned Space pursuant to Paragraph 3 hereinbelow, commencing January 1, 2004, and month to month thereafter through the earlier to occur of (i) the Lease Termination Date, or (ii) the sixtieth (60) month after the Rent Commencement Date, Tenant shall pay without notice, demand or offset to Landlord, annual Base Rent in the amount of $1,170,768.00 ($97,564.00/month ($116,480 - $18,916)) in advance on the first day of each calendar month (subject to the provisions of Sections 3 and 4 hereof). The amount of such reductions and payments shall be periodically recalculated as necessary in accordance with the rent increase provisions set forth under section 1.1(j) of the Lease;

                  (C) Article 1.1(k) and Article 5 of the Lease shall be amended as follows:

                  As of the Effective Date, Applix shall be responsible for paying only its pro rata share of Additional Rent, including to the extent applicable Taxes, Operating Expenses and Utilities. Based on the reduction of the Premises by the approximately 8,107+/- rentable square feet contained in the Returned Space, Applix's pro rata share shall be 83.76%.

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         (2)      Condition of Returned Space. Subject to Paragraph 3
hereinbelow, all personal property shall be removed by Applix from the Returned Space promptly after the Effective Date, and Applix shall repair any damage caused to the Returned Space by the removal of such possessions. All keys and/or pass cards for the Returned Space shall be surrendered to Landlord, and the Returned Space shall be left broom-clean and in good order, repair and condition, reasonable wear and tear and damage by fire or casualty excepted. Thereafter, except as required under Paragraph 3 hereinbelow, Applix shall have no further responsibility or liability with respect to the Returned Space, except for its continuing financial obligations as set forth in this Amendment.

         (3) Bain Lease. The Trust agrees to immediately enter good faith lease negotiations with Bain for the Returned Space in order to execute the Bain Lease on terms substantially in accordance with the terms and conditions set forth in a Letter of Intent dated December 12, 2003 by and between the Trust and Applix, attached hereto as Exhibit C (the "LOI"). The commencement date and the rent commencement date for the Bain Lease shall be January 1, 2004. Applix and Bain, at their sole cost and expense, shall be responsible for any and all necessary construction to make the Returned Space (i.e. the "Bain Premises") comply with all local, state and federal building and health codes, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time. On January 1, 2004, along with its then due installment of Base Rent, Applix shall also pay to Landlord $9,120.00 (the "Returned Space Differential") representing the difference between the full amount of Base Rent which would have been due by Applix under the Lease for the Returned Space and the amount of Base Rent payable by Bain under the Bain Lease. In the event the Trust and Bain fail to execute the Bain Lease, for any reason or for no reason, the Landlord shall neither be obligated to accept back the Returned Space nor restructure the Lease with Applix.

         (4) New Lease. Subject to the full execution of the Bain Lease, the Trust and Applix agree to promptly begin good faith lease negotiations with each other for the New Premises in order to execute another lease amendment for the Restructured Lease on terms substantially in accordance with terms and conditions set forth in the LOI. In the event the

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parties fail to execute the lease amendment for the Restructured Lease by
February 1, 2004, Applix shall immediately thereafter become obligated to pay to Landlord the Returned Space Differential monthly along with its monthly installments of Base Rent throughout the remainder of its Term as it may be extended from time to time.

         (5) This Amendment shall be construed in accordance with the Laws of the Commonwealth of Massachusetts, and may only be amended in a writing signed by all the parties hereto. The invalidity of one or more of the provisions contained herein as amended hereby shall not affect the remaining provisions of the Lease, and if one or more of such provisions should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, the Lease shall be construed as if such invalid provision or provisions had not been included in the Lease.

         (6) In the event that any provision of this Amendment is inconsistent with the Lease, this Amendment shall control.

         (7) Capitalized terms used but not defined herein shall have the respective meanings assigned such terms in the Lease.

         (8) Except as modified herein, all of the covenants, agreements, terms and conditions of the Lease are hereby ratified and confirmed and shall continue to remain unchanged and in full force and effect.

         Executed as a sealed instrument on this date.

         LANDLORD:                            TENANT:
WESTBOROUGH LAND REALTY TRUST                 APPLIX, INC.

  /s/ Leslie Carey                            By:   /s/ Milton A. Alpern
----------------------------                      ----------------------------
BY: LESLIE CAREY, its duly                    Milton A. Alpern, its duly
authorized Trustee and not                    authorized Chief Financial Officer
individually

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                                   Exhibit A

                                 RETURNED SPACE

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                                   EXHIBIT "B"

                                  NEW PREMISES

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                                   EXHIBIT "C"

                                LETTER OF INTENT

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